Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Sharper Image Corporation, a Delaware corporation (“The Sharper Image”), does hereby certify that:

a)	The Quarterly Report on Form 10-Q for the period ended October 31, 2007 of The Sharper Image fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of The Sharper Image.

By:	/s/ Rebecca L. Roedell
Rebecca L. Roedell
Executive Vice President and Chief Financial Officer
December 10, 2007